LEHMAN BROTHERS
RESIDENTIAL MORTGAGE FINANCE

$890,657,000
(Approximate)
RALI 2006-QO9
Mortgage Asset-Backed Pass-Through Certificates,
Series 2006-QO9
RALI Grantor Trust I-A, Series 2006-QO9

FINAL TERM SHEET

Residential Accredit Loans, Inc.
Depositor

Residential Funding Company, LLC
Master Servicer and Sponsor

Deutsche Bank Trust Company Americas
Trustee

                                                Disclaimer

The Depositor has filed or will file with the SEC a registration statement (including a prospectus and any prospectus supplement) and any related issuer term sheet and term sheet supplement with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed)
for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from either (i) Residential Funding Company, LLC, 8400 Normandale
Lake Blvd., Suite 250, Minneapolis, MN 55437; Attn: Structured Finance or by calling (877) 977-3863, or
(ii) Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income
Syndicate or by calling (800) 666-2388, Ext 59519.

The  information  in this term sheet,  if conveyed  prior to the time of your  contractual  commitment  to purchase any of the offered  certificates of a series,  supersedes any information  contained in any prior similar materials  relating to such certificates.  The information in this term sheet is preliminary,  and is subject to  completion  or change.  This term  sheet is being  delivered  to you solely to provide  you with information  about the offering of the certificates  referred to in this term sheet and to solicit an offer to purchase the offered  certificates,  when,  as and if issued.  Any such offer to purchase made by you will not be accepted and will not  constitute a  contractual  commitment by you to purchase any of the certificates, until we have accepted your offer to purchase certificates.

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such certificates or any similar security and the underwriter's obligation to deliver such certificates is subject to the terms and conditions of the underwriting agreement with the issuing entity and the availability of such certificates when, as and if issued by the issuing entity.  You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that certificates may not be issued that have the characteristics described in these materials.  The underwriter's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If  for any reason the issuing entity does not deliver such certificates, the underwriter will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

                                          Available Information

The Offered Certificates will be subject to certain risks.  This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision.  Before you invest, you should read the related issuer term sheet and term sheet supplement dated November 6, 2006 conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

                                         Static Pool Information

Current static pool data with respect to mortgage loans serviced by Residential Funding Company, LLC is available on the internet at www.gmacrfcstaticpool.com (the "Static Pool Data").  Information presented under (i) "RALI" as the issuer/shelf, (ii) "QO" as the series, and (iii) "2006-QO9" as the deal, will include information regarding prior securitizations of mortgage loans that are similar to the mortgage loans included in this mortgage pool, based on underwriting criteria and credit quality, and that information is referred to in this prospectus supplement as Static Pool Data. The Static Pool Data is not deemed to be a part of the prospectus or the depositor's registration statement to the extent that the Static Pool Data relates to (a) any issuing entity that was established before January 1, 2006 and
(b) information relating to assets of any issuing entity established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

                     Important Notice Relating to Automatically Generated Disclaimers
Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

     (1) these materials not constituting an offer (or a solicitation of an offer);
     (2) no representation that these materials are accurate or complete and may not be updated; or
     (3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

                                                 Contacts

LEHMAN BROTHERS

Trading                                     Residential Mortgage Finance:
Brendan Garvey    (212) 526-8320            Michael Hitzmann     (212) 526-5806
Tim Dooley        (212) 526-8320            Nick Stimola         (212) 526-0212
Jaime Arouh       (212) 526-8320            Roderick Eschert     (212) 526-6603

RATING AGENCIES

Moody's Investors Services:                 Standard & Poor's:
Arif Bekiroglu    (212) 553-7761            Mark Goldenberg    (212) 438-1641

Final Term Sheet                                                                         Date Prepared: November 30, 2006
                                               $890,657,000
                                        RALI Series 2006-QO9 Trust
                     Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO9
                                 Senior / Subordinate REMIC Certificates
                                             FINAL TERM SHEET
_______________________________________________________________________________________________________________________
                                                                                        Final
                                                                       Credit        Scheduled
                       Approximate               Initial               Support      Distribution         Ratings
       Class           Size ($) (1)             Coupon(2)              (%)(3)           Date           S&P/Moody's
_______________________________________________________________________________________________________________________
I-A1A(4)               $192,103,000       1-month LIBOR + 0.08%        19.10%        10/25/2036          AAA/Aaa
_______________________________________________________________________________________________________________________
I-A1B(4)               $34,991,000        1-month LIBOR + 0.14%         9.10%        10/25/2036          AAA/Aaa
_______________________________________________________________________________________________________________________
I-A1BU(4) (6)          $34,991,000        1-month LIBOR + 0.14%         9.10%        10/25/2036          AAA/Aaa
_______________________________________________________________________________________________________________________
I-A2A(4) (5)           $90,289,000        1-month LIBOR + 0.15%        19.10%        10/25/2036          AAA/Aaa
_______________________________________________________________________________________________________________________
I-A2AU(4) (6)          $90,289,000        1-month LIBOR + 0.15%        19.10%        10/25/2036          AAA/Aaa
_______________________________________________________________________________________________________________________
I-A3A(4)               $165,000,000       1-month LIBOR + 0.20%        19.91%        10/25/2036          AAA/Aaa
_______________________________________________________________________________________________________________________
I-A3AU(4) ((6))        $165,000,000       1-month LIBOR + 0.20%        19.91%        10/25/2036          AAA/Aaa
_______________________________________________________________________________________________________________________
I-A3B(4)               $20,000,000        1-month LIBOR + 0.30%         9.10%        10/25/2036          AAA/Aaa
_______________________________________________________________________________________________________________________
I-A3BU(4) (6)          $20,000,000        1-month LIBOR + 0.30%         9.10%        10/25/2036          AAA/Aaa
_______________________________________________________________________________________________________________________
I-A4A(4)               $32,526,000        1-month LIBOR + 0.17%        19.10%        10/25/2036          AAA/Aaa
_______________________________________________________________________________________________________________________
I-A4AU(4) (6)          $32,526,000        1-month LIBOR + 0.17%        19.10%        10/25/2036          AAA/Aaa
_______________________________________________________________________________________________________________________
II-A(4)                $284,637,000       1-month LIBOR + 0.20%         9.10%        10/25/2036          AAA/Aaa
_______________________________________________________________________________________________________________________
AXP                      Notional                Variable               9.10%        10/25/2036          AAA/Aaa
_______________________________________________________________________________________________________________________
M-1(4)                 $15,752,000        1-month LIBOR + 0.39%         7.35%        10/25/2036          AA+/Aa1
_______________________________________________________________________________________________________________________
M-2(4)                 $15,302,000        1-month LIBOR + 0.41%         5.65%        10/25/2036           AA/Aa1
_______________________________________________________________________________________________________________________
M-3(4)                  $5,851,000        1-month LIBOR + 0.43%         5.00%        10/25/2036          AA-/Aa1
_______________________________________________________________________________________________________________________
M-4(4)                  $6,751,000        1-month LIBOR + 0.53%         4.25%        10/25/2036           A+/Aa2
_______________________________________________________________________________________________________________________
M-5(4)                  $5,851,000        1-month LIBOR + 0.58%         3.60%        10/25/2036           A/Aa3
_______________________________________________________________________________________________________________________
M-6(4)                  $7,651,000        1-month LIBOR + 0.63%         2.75%        10/25/2036           A-/A1
_______________________________________________________________________________________________________________________
M-7(4)                  $4,501,000        1-month LIBOR + 1.15%         2.25%        10/25/2036          BBB+/A2
_______________________________________________________________________________________________________________________
M-8(4)                  $4,951,000        1-month LIBOR + 1.40%         1.70%        10/25/2036           BBB/A3
_______________________________________________________________________________________________________________________
M-9(4)                  $4,501,000        1-month LIBOR + 1.55%         1.20%        10/25/2036         BBB-/Baa2
_______________________________________________________________________________________________________________________
B(6)                    $4,951,000        1-month LIBOR + 1.55%         0.65%        10/25/2036           BB/Ba1
_______________________________________________________________________________________________________________________

(1)  Sizes are approximate and are subject to a +/- 10% variance.

(2)  The Class I-A1A,  Class I-A1B, Class I-A1BU,  Class I-A2A,  Class I-A2AU,  Class I-A3A, Class I-A3AU,
     Class I-A3B,  Class  I-A3BU,  Class I-A4A,  Class  I-A4AU and Class II-A  Certificates  (the "Class A
     Certificates")  and the Class M-1,  Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7,
     Class M-8, Class M-9 and Class B Certificates (the "Subordinate  Certificates")  will accrue interest at a rate of 1-month  LIBOR  plus a  specified  margin  subject  to the  applicable  Net Rate Cap (as defined  herein).  The  margin on the Class A  Certificates  will  increase  to 2.0 times the  stated
     margin and the margin on the  Subordinate  Certificates  will increase to 1.5 times the stated margin for such class  beginning on the  Distribution  Date  occurring  after the date on which the Optional
     Termination  Date may first be exercised.  1-month LIBOR for the first  Interest  Accrual Period will be determined two business days prior to the start of the initial Interest Accrual Period.

(3)  The Class A  Certificates  and  Subordinate  Certificates  will have the  benefit  of credit  support provided by (i) excess interest, (ii) overcollateralization and (iii) subordination and (iv) cross-
     collateralization.

(4)  When losses are such that  overcollateralization  and the aggregate  certificate principal balance of the  Subordinate  Certificates  are  reduced to zero,  losses on the group I  mortgage  loans will be allocated  concurrently,  on a pro rata basis, (i) to the Class I-A1A, Class I-A2AU, Class I-A4AU and
     Class  I-A1BU  Certificates,  with such losses to be allocated  sequentially  to (x) the Class I-A1BU
     Certificates and (y) pro rata, to the Class I-A1A, Class I-A2AU and Class I-A4AU  Certificates,  (ii)
     to the Class I-A3AU and Class I-A3BU Certificates,  with such losses to be allocated  sequentially to
     (x) the Class I-A3BU  Certificates  and (y) to the Class I-A3AU  Certificates,  in that order,  until each of their respective  certificate  principal  balances have been reduced to zero. When losses are such that  overcollateralization  and the aggregate  certificate principal balance of the Subordinate
     Certificates  are reduced to zero,  losses on the group II mortgage  loans will be  allocated  to the
     Class II-A  Certificates,  until their  certificate  principal  balance has been reduced to zero. Any losses allocated to the Class I-A1BU  Certificates  will reduce the certificate  principal balance of the Class I-A1B Certificates  until the class certificate  balance of the Class I-A1B Certificates is reduced to zero. Any losses  allocated to the Class I-A2AU  Certificates  will reduce the certificate principal balance of the Class I-A2A  Certificates  until the class certificate  balance of the Class
     I-A2A  Certificates is reduced to zero. Any losses  allocated to the Class I-A3AU  Certificates  will
     reduce  the  certificate   principal  balance  of  the  Class  I-A3A  Certificates  until  the  class certificate  balance of the Class I-A3A  Certificates  is reduced to zero.  Any losses  allocated  to the Class  I-A3BU  Certificates  will  reduce the  certificate  principal  balance of the Class I-A3B
     Certificates  until the class  certificate  balance  of the Class  I-A3B  Certificates  is reduced to zero. Any losses  allocated to the Class I-A4AU  Certificates  will reduce the certificate  principal balance of the Class  I-A4A  Certificates  until the class  certificate  balance  of the Class  I-A4A
     Certificates is reduced to zero.
(5)  The  Class  I-A2A  Certificates  will  have the  benefit  of a yield  maintenance  agreement  that is intended to partially  mitigate the interest rate risk that could result from the difference  between the  pass-through  rate on the  Class  I-A2A  Certificates  and the  weighted  average  coupon of the related mortgage loans.
(6)  The Class I-A1BU,  Class I-A2AU,  Class I-A3AU,  Class I-A3BU, Class I-A4AU, Class B Certificates are
     not offered hereby.

Transaction Summary

     o   The issuer will be RALI Series 2006-QO9 Trust and the transaction will be found on Bloomberg under the symbol "RALI".

     o   The mortgage loans to be included in the trust fund will be comprised primarily of adjustable-rate, payment option mortgage loans (the "Option ARMs"), with a Negative
         Amortization feature, indexed to either (i) the 12-month MTA index or (ii) 1-month LIBOR indices all of which are secured by first liens on one- to four-family residential properties.
         The mortgage loans will be divided into two loan groups.

     o   The Class I-A1B Certificates will have the benefit of a cap agreement that will cover any Net
         Deferred Interest allocable to the underlying Class I-A1BU Certificates, which comprise the assets of the grantor trust from which the Class I-A1B Certificates are issued.

     o   The Class I-A2A Certificates will have the benefit of a cap agreement that will cover any Net Deferred Interest allocable to the underlying Class I-A2AU Certificates, which comprise the assets of the grantor trust from which the Class I-A2A Certificates are issued.

     o   The Class I-A2A Certificates will have the benefit of a yield maintenance agreement that is intended to partially mitigate the interest rate risk that could result from the difference between the pass-through rate on the Class I-A2A Certificates and the weighted average coupon of the mortgage loans.

     o   The Class I-A3A Certificates will have the benefit of a cap agreement that will cover any Net
         Deferred Interest allocable to the underlying Class I-A3AU Certificates, which comprise the assets of the grantor trust from which the Class I-A3A Certificates are issued.

     o   The Class I-A3B Certificates will have the benefit of a cap agreement that will cover any Net
         Deferred Interest allocable to the underlying Class I-A3BU Certificates, which comprise the assets of the grantor trust from which the Class I-A3B Certificates are issued.

     o   The Class I-A4A Certificates will have the benefit of a cap agreement that will cover any Net
         Deferred Interest allocable to the underlying Class I-A4AU Certificates, which comprise the assets of the grantor trust from which the Class I-A4A Certificates are issued.

     o   Cross-Collateralization:   The    mortgage    loan   groups   in   the   trust   fund   will   be
         cross-collateralized.  If the Senior  Certificates  relating to one loan group have been retired, then  principal  payments on the mortgage loans in that mortgage group will be distributed to the remaining Senior Certificates relating to the other mortgage group.

     o   Optional  Termination  Date: On any Distribution  Date following the  Distribution  Date on which
         the  aggregate  stated  principal  balance  of  the  mortgage  loans,   after  giving  effect  to
         distributions  to be made on that  Distribution  Date, is less than 10% of the  aggregate  stated
         principal  balance of the mortgage  loans as of the Cut-off Date,  Residential  Funding  Company,
         LLC ("RFC") may, with consent of Lehman Brothers Inc. if a net interest margin  transaction  with respect to the Class SB Certificates  is  outstanding,  but will not be required to: (i) purchase from  the  trust  all of the  remaining  mortgage  loans,  causing  an  early  retirement  of the certificates; or (ii) purchase all of the certificates.

Offered Certificates

     o   The Class I-A1A,  Class I-A1B,  Class I-A2A,  Class I-A3A,  Class I-A3B, Class I-A4A, Class II-A,
         Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5,  Class M-6,  Class M-7,  Class M-8 and
         Class M-9 Certificates  are actual/360,  1-month LIBOR floating rate  Certificates  (the "Offered
         Certificates")  that  will be  subject  to the  applicable  Net WAC Cap Rate.  On the  Settlement
         Date,  which is  November  30,  2006,  the  Offered  Certificates  settle  with 5 days of accrued interest.

Offered Certificates (Cont.)

     o   The Class AXP Certificates  will be deemed to be comprised of two components:  the Class I-AXP-IO
         Component  and the Class  II-AXP-IO  Component.  Holders  of the Class AXP  Certificates  may not
         transfer the components separately.

     o   For the purpose of calculating  interest payments on the Class I-AXP-IO Component,  interest will accrue on a  notional  amount  equal to  approximately  66.92901%  of the  aggregate  certificate principal  balance of the Class I-A  Certificates  (other than the Grantor  Trust  Certificates).
         The  pass-through  rate on the Class  I-AXP-IO  Component  will be a per annum  rate equal to the lesser of (x) the  weighted  average  of the net  mortgage  rates of the  mortgage  loans in loan group I and (y) on or prior to the  distribution  date in November 2008,  2.00%,  and thereafter,
         0.25%.

     o   For purposes of calculating  interest  payments on the Class II-AXP-IO  Component,  interest will accrue on a  notional  amount  equal to  approximately  66.92901%  of the  aggregate  certificate principal  balance of the Class II-A  Certificates.  The pass-through rate on the Class II-AXP-IO
         Component  will be a per annum rate equal to the  lesser of (x) the  weighted  average of the net mortgage  rates of the  mortgage  loans in loan group II and (y) on or prior to the  distribution date in November 2008, 2.00%, and thereafter, 0.25%.

     o   The holders of the Class AXP  Certificates  also will be entitled to  approximately  33.46450% of the prepayment charges received by the master servicer on the mortgage loans.

     o   The "Net WAC Cap Rate" for any  distribution  date and for the  Class I-A  Certificates  is a per annum  rate  equal to the  weighted  average  of the net  mortgage  rates of the group I mortgage loans  minus the sum of (a) an amount,  expressed  as a  percentage,  equal to (1) the  aggregate amount of accrued  certificate  interest payable on the Class I-AXP-IO Component of the Class AXP
         Certificates  for such  distribution  date multiplied by 12, divided by (2) the aggregate  stated
         principal balance of the group I loans  immediately  prior to such  distribution  date, (b) on or after the distribution  date in December 2016, if the aggregate  stated principal  balance of the group I loans and the group II loans with  original  terms to  maturity  in excess of 30 years is greater  than the  scheduled  amount  set  forth in  column A of  Schedule  1 to this  prospectus supplement  at the  beginning of the related due period,  an amount,  expressed as a  percentage, equal to (1) the  product of (i) 1.00% and (ii) the  aggregate  stated  principal  balance of the group I loans  with  original  terms to  maturity  in  excess  of 30  years,  divided  by (2) the aggregate  stated  principal  balance of the group I loans at the  beginning  of the  related due period,  and (c) on or prior to the  distribution  date in November 2008,  0.02%, and thereafter,
         0.00%.

     o   The Net WAC Cap Rate for any  distribution  date and for the Class  II-A  Certificates,  is a per annum  rate equal to the  weighted  average of the net  mortgage  rates of the group II  mortgage loans  minus the sum of (a) an amount,  expressed  as a  percentage,  equal to (1) the  aggregate amount of accrued  certificate  interest  payable on the Class  II-AXP-IO  Component of the Class
         AXP  Certificates  for such  distribution  date  multiplied  by 12,  divided by (2) the aggregate stated principal balance of the group II loans  immediately prior to such distribution  date, (b)
         on or after the distribution  date in December 2016, if the aggregate  stated  principal  balance of the group II loans and the  group I loans  with  original  terms to  maturity  in excess of 30 years  is  greater  than the  scheduled  amount  set  forth in  column  A of  Schedule  1 to this prospectus  supplement  at the  beginning  of the related due period,  an amount,  expressed as a percentage,  equal to (1) the  product  of (i)  1.00%  and (ii) the  aggregate  stated  principal balance of the group II loans with original  terms to maturity in excess of 30 years,  divided by
         (2) the  aggregate  stated  principal  balance  of the  group II loans  at the  beginning  of the related due period,  and (c) on or prior to the  distribution  date in November 2008,  0.02%, and thereafter, 0.00%.

Offered Certificates (Cont.)

     o   The Net WAC Cap Rate for any  distribution  date and for the Class  M-1,  Class  M-2,  Class M-3,
         Class  M-4,  Class M-5 and Class M-6  Certificates  is a per  annum  rate  equal to the  weighted average of the weighted  average of the net mortgage  rates of the mortgage loans in loan group I and loan group II,  weighted  on the basis of the  subordinate  component  for the  related  loan group,  minus the sum of (a) an amount,  expressed as a  percentage,  equal to (1) the  aggregate amount  of  accrued  certificate  interest  payable  to  the  Class  AXP  Certificates  for  such distribution  date  multiplied by 12, divided by (2) the aggregate  stated  principal  balance of the  mortgage  loans  immediately  prior  to  such  distribution  date  and (b) on or  after  the distribution  date in December 2016, if the aggregate  stated  principal  balance of the mortgage loans  with  original  terms to  maturity  in excess of 30 years is  greater  than the  scheduled amount set forth in column A of Schedule 1 to this  prospectus  supplement  at the  beginning  of the related due period,  an amount,  expressed as a  percentage,  equal to (1) the product of (i)
         1.00% and (ii) the aggregate stated  principal  balance of the mortgage loans with original terms to maturity in excess of 30 years,  divided by (2) the aggregate stated principal  balance of the mortgage loans at the beginning of the related due period.

     o   The Net WAC Cap Rate for any  distribution  date and for the Class M-7,  Class M-8, Class M-9 and
         Class B Certificates  is a per annum rate equal to the weighted  average of the weighted  average of the net mortgage  rates of the mortgage  loans in loan group I and loan group II,  weighted on the basis of the subordinate  component for the related loan group,  plus, (x) on or prior to the distribution  date in November 2008, the product of (i) 0.02% and (ii) the aggregate  certificate principal  balance  of the Class I-A  Certificates  and Class  II-A  Certificates  divided by the aggregate  certificate  principal  balance  of the Class M-7,  Class  M-8,  Class M-9 and Class B
         Certificates,  minus (y) the sum of (a) an amount,  expressed as a  percentage,  equal to (1) the aggregate amount of accrued  certificate  interest payable to the Class AXP Certificates for such distribution  date  multiplied by 12, divided by (2) the aggregate  stated  principal  balance of the  mortgage  loans  immediately  prior  to  such  distribution  date  and (b) on or  after  the distribution  date in December 2016, if the aggregate  stated  principal  balance of the mortgage loans  with  original  terms to  maturity  in excess of 30 years is  greater  than the  scheduled amount set forth in column A of Schedule 1 to this  prospectus  supplement  at the  beginning  of the related due period,  an amount,  expressed as a  percentage,  equal to (1) the product of (i)
         1.00% and (ii) the aggregate stated  principal  balance of the mortgage loans with original terms to maturity in excess of 30 years,  divided by (2) the aggregate stated principal  balance of the mortgage loans at the beginning of the related due period.

     o   The  rights of the  holders of the  Subordinate  Certificates  (the  "Class M  Certificates")  to
         receive  distributions  of  interest  and  principal  will be  subordinate  to the  rights of the holders of the Class I-A1A,  Class I-A1B,  Class I-A2A,  Class I-A3A,  Class I-A3B,  Class I-A4A,
         Class I-A3B,  Class  I-A4A,  Class AXP and Class II-A  Certificates,  as  described  herein.  The rights of the  holders of the Class B  Certificates  to receive  distributions  of  interest  and principal will be subordinate to the rights of the holders of the Subordinate Certificates.

Non-Offered Certificates

     o   The  Class  I-A1BU,  Class  I-A2AU,  Class  I-A3AU,  Class  I-A3BU,  Class  I-A4AU  and  Class  B
         Certificates.

     o   The Class SB and Class R Certificates  are residual  classes.  The Class SB Certificates  will be entitled to releases of excess interest,  as described under "Interest  Payment Priority" and the
         Class R Certificates are REMIC tax residuals.

     o   The Class P  Certificates  are entitled to 66.53550% of the prepayment  penalty  distributions from the mortgage loans.

Credit Enhancement

     o   Credit enhancement for the benefit of the Certificateholders will be provided by (1) excess interest, (2) overcollateralization and (3) subordination and cross-collateralization.

     o   Realized Losses on the loans in excess of available Overcollateralization and excess interest will have the effect of reducing amounts distributable in respect of the Subordinate
         Certificates in reverse order of seniority before reducing amounts distributable in respect of the Class A Certificates.

Negative Amortization

     o   All of the underlying mortgage loans that collateralize the trust fund are first lien negative amortization adjustable rate mortgage loans (the "Option ARMs").

     o   Since the Option ARMs are subject to Negative Amortization, the Certificates are subject to increases in their principal balances.  However, the amount of Negative Amortization that occurs in each period with respect to the mortgage pool may be offset by all principal collected from the mortgage loans.

     o   Any Negative Amortization that is not offset by principal received ("Net Deferred Interest")
         will be allocated to all of the related Class A (other than the Grantor Trust Certificates) and
         Class M Certificates, pro rata, according to their respective certificate principal balances, or with respect to each of the Class M Certificates, the related Subordinate Component of the
         Class M Certificates, in reduction of the interest distributable to such Class for such
         Distribution Date, and such reduction in interest distributable will be added to the certificate principal balance of such class.

     o   Any Net Deferred Interest allocable to the Class I-A1BU Certificates will be covered by a cap agreement purchased for the benefit of the Class I-A1B Certificates.  As a result, the certificate principal balance of the Class I-A1B Certificates will not increase due to Net
         Deferred Interest unless there is a default in payment under the cap agreement.

     o   In the case that any Net Deferred Interest is allocated to the Class I-A1BU Certificates and covered by the cap agreement then (i) interest paid on the Class I-A1BU Certificates will first go to pay interest on the amount of any Net Deferred Interest covered by the cap counterparty before paying current and carryforward interest on the Class I-A1A Certificates and (ii)
         principal paid to the Class I-A1BU Certificates will first go to pay back any Net Deferred
         Interest covered by the cap counterparty before reducing the class certificate balance of the
         Class I-A1B Certificates.

     o   Any Net Deferred Interest allocable to the Class I-A2AU Certificates will be covered by a cap agreement purchased for the benefit of the Class I-A2A Certificates.  As a result, the certificate principal balance of the Class I-A2A Certificates will not increase due to Net
         Deferred Interest unless there is a default in payment under the cap agreement.

     o   In the case that any Net Deferred Interest is allocated to the Class I-A2AU Certificates and covered by the cap agreement then (i) interest paid on the Class I-A2AU Certificates will first go to pay interest on the amount of any Net Deferred Interest covered by the cap counterparty before paying current and carryforward interest on the Class I-A2A Certificates and (ii)
         principal paid to the Class I-A2AU Certificates will first go to pay back any Net Deferred
         Interest covered by the cap counterparty before reducing the class certificate balance of the
         Class I-A2A Certificates.

     o   Any Net Deferred Interest allocable to the Class I-A3AU Certificates will be covered by a cap agreement purchased for the benefit of the Class I-A3A Certificates.  As a result, the certificate principal balance of the Class I-A3A Certificates will not increase due to Net
         Deferred Interest unless there is a default in payment under the cap agreement.

Negative Amortization (cont.)

     o   In the case that any Net Deferred Interest is allocated to the Class I-A3AU Certificates and covered by the cap agreement then (i) interest paid on the Class I-A3AU Certificates will first go to pay interest on the amount of any Net Deferred Interest covered by the cap counterparty before paying current and carryforward interest on the Class I-A3A Certificates and (ii)
         principal paid to the Class I-A3AU Certificates will first go to pay back any Net Deferred
         Interest covered by the cap counterparty before reducing the class certificate balance of the
         Class I-A3A Certificates.

     o   Any Net Deferred Interest allocable to the Class I-A3BU Certificates will be covered by a cap agreement purchased for the benefit of the Class I-A3B Certificates.  As a result, the certificate principal balance of the Class I-A3B Certificates will not increase due to Net
         Deferred Interest unless there is a default in payment under the cap agreement.

     o   In the case that any Net Deferred Interest is allocated to the Class I-A3BU Certificates and covered by the cap agreement then (i) interest paid on the Class I-A3BU Certificates will first go to pay interest on the amount of any Net Deferred Interest covered by the cap counterparty before paying current and carryforward interest on the Class I-A3B Certificates and (ii)
         principal paid to the Class I-A3BU Certificates will first go to pay back any Net Deferred
         Interest covered by the cap counterparty before reducing the class certificate balance of the
         Class I-A3B Certificates.

     o   Any Net Deferred Interest allocable to the Class I-A4AU Certificates will be covered by a cap agreement purchased for the benefit of the Class I-A4A Certificates.  As a result, the certificate principal balance of the Class I-A4A Certificates will not increase due to Net
         Deferred Interest unless there is a default in payment under the cap agreement.

     o   In the case that any Net Deferred Interest is allocated to the Class I-A4AU Certificates and covered by the cap agreement then (i) interest paid on the Class I-A4AU Certificates will first go to pay interest on the amount of any Net Deferred Interest covered by the cap counterparty before paying current and carryforward interest on the Class I-A4A Certificates and (ii)
         principal paid to the Class I-A4AU Certificates will first go to pay back any Net Deferred
         Interest covered by the cap counterparty before reducing the class certificate balance of the
         Class I-A4A Certificates.

    Structure

         Principal

    o        The Subordinate Certificates will be locked-out from distributions of principal until the later of (a) the
             37th Distribution Date or (b) until the Senior Enhancement Percentage is greater than, for each
             Distribution Date before December 2012, 22.75% and each Distribution Date thereafter, 18.20% (the
             "Stepdown Date").

    o        On or after the Stepdown Date, provided a Trigger Event is not in effect, principal will be distributed to the Class A Certificates until the applicable Subordination Percentage has been reached.  Once the applicable Subordination Percentage has been reached for the class of certificates, all principal will then be allocated sequentially to the Subordinate Certificates so that the credit enhancement behind each class equals the respective Subordination Percentage for such class.

         Interest

    o        The Class A and the Subordinate Certificates will accrue interest at a per annum rate equal to 1-month LIBOR plus a specified margin, subject to the applicable Net Rate Cap.

    o        The margin on the Class A Certificates will increase to 2.0 times, and the margin on the Subordinate
             Certificates will increase 1.5 times, the stated margin for such classes beginning on the
             Distribution Date occurring after the date on which the Optional Termination may first be exercised.

    o        Basis Risk Shortfalls will be paid on future Distribution Dates together with interest thereon, to the extent of funds available, after all current interest has been paid on each class of Certificates.

Structure (cont.)

Subordination of Certificates

                                                 Priority of Payment

On or after the Stepdown  Date  (provided a Trigger Event is NOT in effect)  required O/C will  step-down (i) prior to the
Distribution  Date in December  2012,  two and one-half  times (i.e.:  2.5x) the required O/C  percentage,  and (ii) on or after the  Distribution  Date in December 2012, two times (i.e.:  2.0x) the required O/C percentage,  in each case,  based on the current  principal  balance of the mortgage loans,  subject to an O/C floor of 0.50% of the Cut-off Date collateral balance.

                                              Order of Loss Allocation

(4)   When losses are such that  overcollateralization  and the aggregate certificate principal balance of the Subordinate  Certificates are reduced to zero,  losses on the group I mortgage loans will be allocated concurrently,  on a pro rata basis,  (i) to the Class I-A1A,  Class I-A2AU,  Class I-A4AU and Class I-A1BU
Certificates,  with such losses to be allocated  sequentially to (x) the Class I-A1BU Certificates and (y)
pro rata,  to the Class I-A1A,  Class I-A2AU and Class I-A4AU  Certificates,  (ii) to the Class I-A3AU and
Class  I-A3BU  Certificates,  with  such  losses to be  allocated  sequentially  to (x) the  Class  I-A3BU
Certificates  and (y) to the Class  I-A3AU  Certificates,  in that order,  until each of their  respective
certificate   principal   balances   have   been   reduced   to  zero.   When   losses   are   such   that
overcollateralization  and the aggregate  certificate  principal  balance of the Subordinate  Certificates are  reduced  to zero,  losses  on the  group II  mortgage  loans  will be  allocated  to the  Class  II-A
Certificates,  until their  certificate  principal  balance has been reduced to zero. Any losses allocated to the Class  I-A1BU  Certificates  will  reduce the  certificate  principal  balance  of the Class  I-A1B
Certificates  until the class  certificate  balance of the Class  I-A1B  Certificates  is reduced to zero.
Any losses allocated to the Class I-A2AU  Certificates  will reduce the certificate  principal  balance of the Class  I-A2A  Certificates  until the class  certificate  balance of the Class I-A2A  Certificates  is reduced to zero.  Any losses  allocated  to the Class  I-A3AU  Certificates  will  reduce the  certificate principal balance of the Class I-A3A Certificates  until the class certificate  balance of the Class I-A3A
Certificates  is reduced to zero. Any losses  allocated to the Class I-A3BU  Certificates  will reduce the certificate  principal balance of the Class I-A3B Certificates until the class certificate  balance of the
Class I-A3B  Certificates is reduced to zero. Any losses allocated to the Class I-A4AU  Certificates  will reduce the  certificate  principal  balance of the Class I-A4A  Certificates  until the class  certificate balance of the Class I-A4A Certificates is reduced to zero.

Summary of Terms

Cut-off Date:                       November 1, 2006

Settlement Date:                    November 30, 2006

Distribution Date:                  25th of each month, commencing in November 2006

Issuing Entity:                     RALI 2006-QO9 Trust; RALI Grantor Trust I-A, Series 2006-QO9

Trustee:                            Deutsche Bank Trust Company Americas

Pricing Speed:                      100% PPC, where individual pricing ramps are applied to collateral based on penalty term and rate type.  The approximate weighted average pricing speed is initially approximately 15% CPR, ramping up to approximately 54% CPR in month 37.  This curve is based on individual underlying prepayment curves, and is subject to change based on final collateral composition.

Master Servicer:                    Residential Funding Company, LLC ("RFC")

Certificates:                       "Senior Certificates":  Class A and Class AXP Certificates

                                    "Subordinate Certificates":  Class M and Class B Certificates

                                    "Certificates": Senior, Subordinate, Class SB, Class P and Class R Certificates

Servicer Fee:                       The servicing fees related to each mortgage loan generally will be
                                    0.425% per annum of the outstanding principal balance of that mortgage loan.  The servicing fees consist of (a) servicing fees payable to the master servicer, which are payable with respect to each mortgage loan at a rate of 0.05% per annum, and (b) subservicing fees payable to the subservicer, which are payable with respect to each mortgage loan generally at a rate of 0.375% per annum.

Day Count:                          Actual/360 for the Senior (or, in the case of the Class AXP
                                    Certificates, 30/360) and Subordinate Certificates

Interest Accrual Period:            The "Interest Accrual Period" applicable to the Class A Certificates and the Subordinate Certificates, with respect to each Distribution
                                    Date will be the period beginning on the immediately preceding
                                    Distribution Date (or in the case of the first Distribution Date,
                                    November 25, 2006) and ending on the day immediately preceding the related Distribution Date.  The Interest Accrual Period applicable to the Class AXP Certificates with respect to each Distribution Date will be the previous calendar month.

Accrued Interest:                   The Class A and Subordinate Certificates will settle with 5 days of accrued interest.  The Class AXP Certificates will settle with 30 days of accrued interest.

Delay Days:                         Zero day delay for the Class A and Subordinate Certificates.  24 day delay for the Class AXP Certificates.

Registration:                       All the Senior and Subordinate Certificates are book-entry form through DTC.

Minimum Denomination:               Minimum $25,000; increments $1 in excess thereof for the Class A,
                                    Class M-1, Class M-2, Class M-3, Classs M-4 and Class M-5 Certificates.
                                    Minimum $250,000; increments $1 in excess thereof for the Class M-5, Class
                                    M-6, Class M-7, Class M-8, and Class M-9 Certificates. Minimum
                                    $2,000,000 notional, increments $1 in excess thereof for the Class
                                    AXP Certificates.

Tax Status:                         REMIC for Federal income tax purposes.

Summary of Terms (Continued)

SMMEA Eligibility:                  The Senior, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5
                                    Certificates will be SMMEA eligible.

ERISA Eligibility:                  The Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Code, subject to certain conditions, including, in the case of the Class I-A1B, Class I-A2A, Class I-A3A, Class I-A3B and Class
                                    I-A4ACertificates, satisfaction of a prohibited transaction class exemption.  Prospective investors should review with legal advisors as to whether the purchase and holding of the Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or other similar laws.

Trigger Event:                      A "Trigger Event" will be in effect for the Certificates with respect to any Distribution Date if (a) on or after the Stepdown Date, the
                                    Sixty-Plus Delinquency Percentage, as determined on that Distribution
                                    Date, exceeds 30.75% prior to the Distribution Date in December 2012, or 38.45% on or after the Distribution Date in November 2012, of the
                                    Senior Enhancement Percentage for that Distribution Date or (b) on or after the Stepdown Date, the aggregate amount of Realized Losses on the mortgage loans as a percentage of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date exceeds the applicable amount set forth below:

                    _____________________________________________________________________________________________________
                       Month             Distribution Date                             Loss Percentage
                    _____________________________________________________________________________________________________
                       37-48     Dec 2009 thru Nov 2010              0.45% for the 1st month + 1/12th of 0.30% for each
                                                                                      month thereafter
                    _____________________________________________________________________________________________________
                       49-60     Dec 2010 thru Nov 2011              0.75% for the 1st month + 1/12th of 0.35% for each
                                                                                      month thereafter
                    _____________________________________________________________________________________________________
                                                                     1.10% for the 1st month + 1/12th of 0.40% for each
                       61-72     Dec 2011 thru Nov 2012                               month thereafter
                    _____________________________________________________________________________________________________
                       73-84     Dec 2012 thru Nov 2013              1.50% for the 1st month + 1/12th of 0.15% for each
                                                                                      month thereafter
                    _____________________________________________________________________________________________________
                       85-96     Dec 2013 and thereafter                                    1.65%
                    _____________________________________________________________________________________________________

Sixty-Plus Delinquency
Percentage:                         With respect to any  Distribution  Date on or after the Stepdown Date, the  arithmetic  average,  for each of the  three  Distribution  Dates ending with such  distribution  date, of the fraction,  expressed as a percentage,  equal to (x) the aggregate  stated  principal  balance of the mortgage  loans that are 60 or more days  delinquent in payment of principal and interest for that Distribution Date,  including mortgage loans in  foreclosure,  REO and  bankruptcy,  over  (y) the  aggregate stated principal  balance for the immediately  preceding  distribution date.

Summary of Terms (Continued)

Basis Risk Shortfall:               With   respect   to  the  Class  I-A   Certificates   and  Class  II-A
                                    Certificates and any distribution  date, an amount equal to the excess of (i) Accrued  Certificate  Interest for that class  calculated  at a rate equal to  One-Month  LIBOR  plus the  related  Margin,  over (ii)
                                    Accrued  Certificate  Interest  for that  class  calculated  using the related  Net  WAC  Cap  Rate;  plus  any  unpaid  related  Basis  Risk
                                    Shortfall from prior  distribution  dates, plus interest  thereon,  to the  extent  not  previously  paid from  Excess  Cash  Flow and,  with
                                    respect  to  the  Class  I-A2A   Certificates  only,  from  the  Yield
                                    Maintenance  Agreement,  calculated at a rate equal to One-Month LIBOR plus the related Margin.  With respect to the Class I-AXP-IO Component of the Class AXP  Certificates  and any  distribution  date, an amount equal to the excess, if any, of (i) Accrued  Certificate  Interest for that  class  calculated  at a per annum  rate equal to, on or prior to the distribution date in November 2008, 2.00%, and thereafter,  0.25%, over (ii)  Accrued  Certificate  Interest  for that  class  calculated using the weighted  average of the net mortgage  rates of the mortgage loans in Loan Group I; plus any unpaid  related  Basis Risk  Shortfall from prior  distribution  dates, plus interest thereon,  to the extent not previously paid from Excess Cash Flow,  calculated at a rate equal to on or prior to the distribution  date in November 2008,  2.00%, and thereafter, 0.25%.

                                    With  respect  to the  Class  II-AXP-IO  Component  of the  Class  AXP
                                    Certificates  and  any  distribution  date,  an  amount  equal  to the excess,  if any, of (i) Accrued  Certificate  Interest  for that class calculated  at a  per  annum  rate  equal  to,  on  or  prior  to  the distribution  date in November 2008,  2.00%,  and  thereafter,  0.25%, over (ii)  Accrued  Certificate  Interest  for that  class  calculated using the weighted  average of the net mortgage  rates of the mortgage loans in Loan Group II; plus any unpaid  related Basis Risk  Shortfall from prior  distribution  dates, plus interest thereon,  to the extent not previously paid from Excess Cash Flow,  calculated at a rate equal to on or prior to the distribution  date in November 2008,  2.00%, and thereafter, 0.25%.

                                    With  respect  to any  class of Class M  Certificates  and the Class B
                                    Certificates,   an  amount   equal  to  the  excess  of  (i)   Accrued
                                    Certificate  Interest  for that  class  calculated  at a rate equal to
                                    One-Month   LIBOR  plus  the  related   Margin,   over  (ii)   Accrued
                                    Certificate  Interest  calculated  using  the  applicable  Net WAC Cap
                                    Rate;  plus any unpaid Basis Risk  Shortfall  from prior  distribution dates, plus interest  thereon,  to the extent not previously paid from
                                    Excess Cash Flow,  calculated at a rate equal to One-Month  LIBOR plus the related Margin.

Net Deferred Interest:              Any interest shortfall resulting from Net Negative Amortization.
Net Negative Amortization:          For any Distribution Date and either mortgage group, the excess, if any, of (i) the Negative Amortization with respect to such group of mortgage loans for the calendar month prior to that Distribution
                                    Date, over (ii) the aggregate amount of principal payments (scheduled payments, unscheduled prepayments and recoveries) received with respect to such group of mortgage loans.

Summary of Terms (Continued)
Subordination Percentages:          After the Stepdown Date and if a Trigger  Event is not in effect,  the
                                    Certificates  should be paid down so that  their  balances  conform to the following  percentages of the ending  aggregate  stated  principal balance of the mortgage loans for each Distribution Date:

                                    _________________________________________________________________________
                                                                 Subordination Percentages
                                    _________________________________________________________________________
                                     Class              Pre 12/2012               12/2012 and thereafter
                                    _________________________________________________________________________
                                       A                   77.25%                         81.80%
                                    _________________________________________________________________________
                                       M-1                  81.62%                         85.30%
                                    _________________________________________________________________________
                                       M-2                  85.87%                         88.70%
                                    _________________________________________________________________________
                                       M-3                  87.50%                         90.00%
                                    _________________________________________________________________________
                                       M-4                  89.37%                         91.50%
                                    _________________________________________________________________________
                                       M-5                  91.00%                         92.80%
                                    _________________________________________________________________________
                                       M-6                  93.12%                         94.50%
                                    _________________________________________________________________________
                                       M-7                  94.37%                         95.50%
                                    _________________________________________________________________________
                                       M-8                  95.75%                         96.60%
                                    _________________________________________________________________________
                                       M-9                  97.00%                         97.60%
                                    _________________________________________________________________________
                                        B                   98.38%                          98.70%
                                    _________________________________________________________________________

                                    Prior to the Stepdown Date or when a Trigger  Event is in effect,  the classes will be paid down,  until the  Required  Overcollateralization
                                    Amount is achieved,  first to the Class A Certificates,  pro rata, and then to the Subordinate Certificates  sequentially,  in order of their numerical  designation,  until each respective  certificate  principal balance is reduced to zero.

Subordinate Component:              With respect to each loan group and any distribution date, the positive excess, if any, of the aggregate Stated Principal Balance of the mortgage loans in that loan group, over the aggregate Certificate
                                    Principal Balance of the related Class A Certificates (other than the
                                    Grantor Trust Certificates), in each case immediately prior to that distribution date.
..
Accrued Certificate Interest:       With respect to any distribution date, an amount equal to (a) in the case of each class of Class A, Class M and Class B Certificates, interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance immediately prior to that distribution date at the related Pass-Through Rate and (b) in the case of each component of the Class AXP Certificates, interest accrued during the related Interest Accrual Period on the related
                                    Notional Amount immediately prior to that distribution date at the related Pass-Through Rate, less (x) any Net Deferred Interest allocated to each class of Class A (other than the Grantor Trust
                                    Certificates), Class M and Class B Certificates and (y) certain interest shortfalls, including Relief Act Shortfalls, on the mortgage loans.
Negative Amortization:              The excess, if any, of interest due on any mortgage loan in a month over the monthly payment received for such mortgage loan in that month.

Summary of Terms (Continued)

On each Distribution Date, the interest remittance amount for each loan group for such date will be distributed concurrently as follows:

         A.          On each Distribution Date, the interest remittance amount for loan group I for such date will be distributed in the following order of priority:

                     1.    to pay Accrued Certificate Interest thereon for that distribution date plus
                           Accrued Certificate Interest thereon remaining unpaid from any prior distribution date, to the Class AXP, Class I-A1A, Class I-A2AU, Class I-A3AU,
                           Class I-A3BU and Class I-A4AU Certificates, pro rata;
                     2.    to the extent necessary, to pay Accrued Certificate Interest thereon for that distribution date plus Accrued Certificate Interest thereon remaining unpaid from any prior distribution date to the senior certificates related to loan group II, pro rata; and
                     3.    for application in clause (C) below;

         B.          On each Distribution Date, the interest remittance amount for loan group II for such date will be distributed in the following order of priority:

                     1.    to pay Accrued Certificate Interest thereon for that distribution date plus
                           Accrued Certificate Interest thereon remaining unpaid from any prior distribution date to the Class II-A Certificates, pro rata;
                     2.    to the extent necessary, to pay Accrued Certificate Interest thereon for that distribution date plus Accrued Certificate Interest thereon remaining unpaid from any prior distribution date to the Class AXP, Class I-A1A, Class I-A2AU,
                           Class I-A3AU, Class I-A3BU and Class I-A4AU Certificates, pro rata; and
                     3.    for application in clause (C) below;

         C.          On each Distribution Date, the remaining amounts of the interest remittance amounts from loan group I or loan group II for such date will be distributed in the following order of priority:

                     1)      To pay Accrued Certificate Interest thereon for that distribution date plus
                             Accrued Certificate Interest thereon remaining unpaid from any prior distribution date to the Subordinate Certificates, sequentially, in order of numerical designation;

                     2)      as  principal,  according to the  principal  distribution  rule in effect for
                             such    Distribution    Date,    as   needed   to   maintain   the   Required
                             Overcollateralization   Amount,   but  only  to  the  extent  of   Subsequent
                             Recoveries received for that Distribution Date;

                     3)      as  principal,  according to the  principal  distribution  rule in effect for such Distribution Date, the Overcollateralization Increase Amount;

                     4)      To pay:

                             1.       first,  concurrently  in  proportion to Realized  Losses  previously allocated thereto that remain unreimbursed, to the Senior Certificates; and

                             2.       second,  sequentially,  to the  Class M  Certificates  in  numerical
                             order  and  Class  B  Certificates,   in  that  order,  any  Realized  Losses
                             previously  allocated  thereto that remain  unreimbursed,  for that class and that Distribution Date;

Summary of Terms (Continued)

                     5)      To pay  concurrently in proportion to their  respective  Basis Risk Shortfall and unpaid Basis Risk  Shortfall  amounts,  to the Senior  Certificates,  any
                             Basis Risk Shortfall and Basis Risk Shortfall Carryforward Amounts;

                     6)      To pay  sequentially  to the  Class M  Certificates  in  numerical  order and
                             Class B  Certificates,  in that order,  in  numerical  order,  any Basis Risk
                             Shortfall and Basis Risk Shortfall Carryforward Amounts; and

                     7)      To pay remaining amounts to the holder of the Class SB Certificates.

The Class I-A1BU Certificates will not be offered, but instead will comprise the assets of a grantor trust, of which the Class I-A1B Certificates represent a beneficial interest therein.  All payments on the Class I-A1B Certificates will be made from (i) distributions received on the underlying
Class I-A1BU Certificates and (ii) payments, if any, received from the cap counterparty, when necessary.

The Class I-A2AU Certificates will not be offered, but instead will comprise the assets of a grantor trust, of which the Class I-A2A Certificates represent a beneficial interest therein.  All payments on the Class I-A2A Certificates will be made from (i) distributions received on the underlying
Class I-A2AU Certificates and (ii) payments, if any, received from the cap counterparty, when necessary.

The Class I-A3AU Certificates will not be offered, but instead will comprise the assets of a grantor trust, of which the Class I-A3A Certificates represent a beneficial interest therein.  All payments on the Class I-A3A Certificates will be made from (i) distributions received on the underlying
Class I-A3AU Certificates and (ii) payments, if any, received from the cap counterparty, when necessary.

The Class I-A3BU Certificates will not be offered, but instead will comprise the assets of a grantor trust, of which the Class I-A3B Certificates represent a beneficial interest therein.  All payments on the Class I-A3B Certificates will be made from (i) distributions received on the underlying
Class I-A3BU Certificates and (ii) payments, if any, received from the cap counterparty, when necessary.

The Class I-A4AU Certificates will not be offered, but instead will comprise the assets of a grantor trust, of which the Class I-A4A Certificates represent a beneficial interest therein.  All payments on the Class I-A4A Certificates will be made from (i) distributions received on the underlying
Class I-A4AU Certificates and (ii) payments, if any, received from the cap counterparty, when necessary.

Summary of Terms (Continued)

Principal Payment Priority:

On each Distribution  Date,  principal will be paid in the following order of priority until the aggregate certificate  principal  balance of the  Certificates  equals the  aggregate  pool  balance of the mortgage loans minus the Required Overcollateralization Amount for the Distribution Date:

   I.  Prior to the Stepdown Date, or whenever a Trigger Event is in effect:
     Pool I:  All principal from the group I mortgage loans will be distributed as follows:
     1)  Sequentially,  as follows,  (i) pro rata to (x) sequentially to the Class I-A1A, Class I-A2AU and
         Class I-A4AU  Certificates,  (y) the Class I-A1BU  Certificates  and (ii) pro rata,  to the Class
         I-A3AU and Class I-A3BU  Certificates,  until their  respective  certificate  principal  balances have been reduced to zero;
     2)  To the extent necessary, to pay principal to the Class II-A Certificates; and
     3)  Any remaining principal will be paid to the Subordinate Certificates,  sequentially,  in order of numerical designation, until their respective principal balances have been reduced to zero.

     Pool II:  All principal from the group II mortgage loans will be distributed as follows:
     1)  to the Class II-A  Certificates,  until its  certificate  principal  balance has been  reduced to zero;
     2)  To the extent necessary,  to pay principal to the Class I-A1A, Class I-A2AU,  Class I-A4AU, Class
         I-A1BU,  Class I-A3AU and Class I-A3BU Certificates as shown above; and
     3)  Any remaining principal will be paid to the Subordinate Certificates,  sequentially,  in order of numerical designation, until their respective principal balances have been reduced to zero.

   II. On or after the Stepdown Date and as long as a Trigger Event is not in effect:

     a)  All principal  will be paid to the senior  certificates,  according to clause I., until each such class has been reduced to zero, provided,  however,  that principal will only be allocated to the
         Senior  Certificates  in the amount required to achieve the applicable  Subordination  Percentage in the aggregate on such Distribution Date; and

     b)  All remaining principal will be allocated to the Subordinate  Certificates,  sequentially,  until the certificate  principal balance of each of the Subordinate  Certificates,  after giving effect to distributions on that Distribution  Date, equals the applicable  Subordination  Percentage for that Distribution Date.

Summary of Terms (Continued)

The Class I-A1BU Certificates will not be offered, but instead will comprise the assets of a grantor trust, of which the Class I-A1B Certificates represent a beneficial interest therein.  All payments on the Class I-A1B Certificates will be made from (i) distributions received on the underlying
Class I-A1BU Certificates and (ii) payments, if any, received from the cap counterparty, when necessary.

The Class I-A2AU Certificates will not be offered, but instead will comprise the assets of a grantor trust, of which the Class I-A2A Certificates represent a beneficial interest therein.  All payments on the Class I-A2A Certificates will be made from (i) distributions received on the underlying
Class I-A2AU Certificates and (ii) payments, if any, received from the cap counterparty, when necessary.

The Class I-A3AU Certificates will not be offered, but instead will comprise the assets of a grantor trust, of which the Class I-A3A Certificates represent a beneficial interest therein.  All payments on the Class I-A3A Certificates will be made from (i) distributions received on the underlying
Class I-A3AU Certificates and (ii) payments, if any, received from the cap counterparty, when necessary.

The Class I-A3BU Certificates will not be offered, but instead will comprise the assets of a grantor trust, of which the Class I-A3B Certificates represent a beneficial interest therein.  All payments on the Class I-A3B Certificates will be made from (i) distributions received on the underlying
Class I-A3BU Certificates and (ii) payments, if any, received from the cap counterparty, when necessary.

The Class I-A4AU Certificates will not be offered, but instead will comprise the assets of a grantor trust, of which the Class I-A4A Certificates represent a beneficial interest therein.  All payments on the Class I-A4A Certificates will be made from (i) distributions received on the underlying
Class I-A4AU Certificates and (ii) payments, if any, received from the cap counterparty, when necessary.

Realized Loss:             With  respect to a  Distribution  Date and any  defaulted  mortgage  loan,  the excess  of the  principal  balance  of such  defaulted  mortgage  loan over the liquidation  proceeds  allocated  to  principal  that have been  received  with respect  to such  mortgage  loan on or at any time  prior to the Due Date after such Mortgage Loan has been liquidated.

Senior                     With respect to a  Distribution  Date on or after the Stepdown Date is equal to
Enhancement                a fraction
Percentage:                (expressed  as a  percentage)  of (1) the  numerator of which is the sum of the aggregate
                           certificate   principal  balance  of  the  Subordinate   Certificates  and  the
                           Overcollateralization  Amount  prior to  principal  distributions  (which,  for purposes  of this  definition  only,  shall not be less than  zero) and (2) the denominator  of which is the  principal  balance of the mortgage  loans for the preceding  Distribution  Date,  after giving  effect to  distributions  on that
                           Distribution Date.

Overcollateralization      An amount equal to 0.50% of the Cut-off Date pool principal balance of the
Floor:                     mortgage loans.

Subsequent
Recoveries:                Subsequent recoveries,  net of reimbursable expenses,  with respect to mortgage loans that have been  previously  liquidated  and that  resulted  in a Realized
                           Loss.

Summary of Terms (Continued)

Class A Principal
Distribution Amount:       For any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the
                           Stepdown Date if a Trigger Event is in effect for that  distribution  date, the
                           Principal  Distribution  Amount for that  Distribution Date or (ii) on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
                           Date, the lesser of (x) the Principal  Distribution Amount, and (y) the excess, if any,  of (A) the  aggregate  Certificate  Principal  Balance  of the Class A
                           Certificates (other than the Grantor Trust  Certificates)  immediately prior to that  distribution  date  over (B) the  lesser  of (x) the  product  of (1) the applicable  Subordination  Percentage  and (2) the aggregate  Stated  Principal
                           Balance of the mortgage loans after giving effect to  distributions  to be made on that  distribution  date and (y) the excess, if any, of the aggregate Stated
                           Principal  Balance of the mortgage  loans after giving effect to  distributions to be made on that distribution date, over the Overcollateralization Floor..

Required
Overcollateralization
Amount:                    With  respect  to any  distribution  date (i) prior to the  Stepdown  Date,  an amount  equal  to  0.65%  of the  aggregate  Stated  Principal  Balance  of the mortgage  loans as of the cut-off date;  (ii) on or after the Stepdown Date but prior to the  distribution  date in December 2012,  provided a Trigger Event is not in effect,  the greater of (x) 1.625% of the outstanding  aggregate  Stated
                           Principal  Balance of the mortgage  loans after giving effect to  distributions made on that distribution date and (y) the  Overcollateralization  Floor; (iii)
                           on or  after  the  Stepdown  Date  and on or  after  the  distribution  date in
                           December  2012,  provided a Trigger Event is not in effect,  the greater of (x)
                           1.300% of the outstanding  aggregate Stated  Principal  Balance of the mortgage loans after giving effect to distributions  made on that  distribution date and
                           (y) the Overcollateralization  Floor; and (iv) on or after the Stepdown Date if a Trigger  Event is in effect,  the Required  Overcollateralization  Amount for the immediately preceding distribution date..

Overcollateralization      With  respect  to any  Distribution  Date an amount  equal to the lesser of (i)
Increase                   excess cash
Amount:                    flow for that Distribution Date (to the extent not used to cover more senior
                           distributions)   and   (ii)  the   excess,   if  any,   of  (i)  the   Required
                           Overcollateralization   Amount  for  such   Distribution  Date  over  (ii)  the
                           Overcollateralization Amount for that Distribution Date.

Overcollateralization      For any  Distribution  Date is the amount,  if any, by which (x) the  principal
Amount:                    balance of
                           the mortgage loans as of the Due Date in the month of that Distribution Date
                           (after giving  effect to principal  prepayments,  the principal  portion of any liquidation  proceeds  and any  Subsequent  Recoveries  received in the related
                           Prepayment Period) exceeds (y) the aggregate  certificate  principal balance of the Certificates  (after giving effect to  distributions  on that  Distribution
                           Date).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the issuer term sheet, term sheet supplement or the related base prospectus.

   The depositor has filed with the SEC a registration statement (including a prospectus and any prospectus supplement) with respect to this offering (the "Offering Documentation"). You may get the
Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at
www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers
Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling
1-800-666-2388, Ext 59519.